UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

As previously disclosed, on March 29, 2016, Gopher Protocol Inc. (the "Company") contributed all of its rights relating to its proprietary microchip that is within a sticky patch package (the “Patch”) to Guardian Patch LLC (“Guardian LLC”) in consideration of 50% of the profit generated by Guardian LLC and a commitment from Guardian LLC that it is responsible for investing all needed funds for the purpose of developing the Patch and related products to the Patch. Since April 2016, Guardian also provided loans to the Company for the Company’s working capital purposes, outside of its commitment to develop the Patch, in the aggregate amount of $660,131.80 (the “Loans”). On May 23, 2017, the Company entered into a Conversion Agreement with Guardian LLC pursuant to which the parties agreed to convert the Loans provided by Guardian LLC to the Company into a Convertible Promissory Note in the amount of $660,131.80 (the “Note”).

The Note bears interest at 6%, matures May 30, 2019 and is convertible into the Company’s common stock, at Guardian LLC’s option, at a conversion price equal to 50% of the lowest closing price for the common stock on the principal market during the ten consecutive trading days immediately preceding the conversion date, which, in no event, will be less than $0.01 per share. Guardian LLC has agreed to restrict their ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

On June 26, 2017, the Company and Guardian LLC entered into a Lock-Up and Leak-Out Agreement pursuant to which Guardian LLC agreed that for a period of nine months (the “Restricted Period”) to not convert the Note into common stock of the Company or in any way transfer the Note or any beneficial rights under the Note. During the period beginning at the end of the Restricted Period and ending 15 months from the date of the agreement, Guardian LLC will be permitted to sell an amount of shares of common stock equal to the lesser of 5% of the previous day’s traded volume or 5,000 shares of common stock.

On June 29, 2017, the Company and Stanley Hills, LLC (“Stanley”) entered into a Lock-Up and Leak-Out Agreement pursuant to which Stanely agreed that during the Restricted Period to not convert its 10% Convertible Debenture in the current amount of $28,635.55 (the “Stanley Note”) into common stock of the Company or in any way transfer the Stanley Note or any beneficial rights under the Stanley Note. During the period beginning at the end of the Restricted Period and ending 15 months from the date of the agreement, Stanley will be permitted to sell an amount of shares of common stock equal to the lesser of 5% of the previous day’s traded volume or 5,000 shares of common stock

On June 29, 2017, the Company and Dr. Danny Rittman entered into a letter agreement clarifying that payments made to Dr. Rittman to date in the aggregate amount of $200,000 and future payments will be treated as credits towards future royalties to be paid by the Company to Dr. Rittman under the Amended and Restated Territorial License Agreement and between the Company and Hermes Roll LLC, a company that was to be formed and owned by Dr. Rittman, dated June 16, 2015. In the event no royalties are paid, Dr. Rittman has agreed to pay off all payments made by the Company to Dr. Rittman no later than December 31, 2019.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description

4.1	6% Convertible Promissory Note issued by the Company to Guardian Patch LLC dated May 23, 2017 (1)

10.1	Conversion Agreement between the Company and Guardian Patch LLC dated May 23, 2017 (1)

10.2	Lock-Up and Leak-Out Agreement between the Company and Guardian Patch LLC dated June 26, 2017

10.3	Lock-Up and Leak-Out Agreement between the Company and Stanley Hills LLC dated June 29, 2017

10.4	Letter Agreement between the Company and Danny Rittman dated June 29, 2017

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on May 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

	By:	/s/ Michael Murray
Name: Michael Murray
Title: CEO

Date: June 30, 2017
Santa Monica, California